Exhibit 99.7

November 23, 2016

Lpath, Inc.

4025 Sorrento Valley Blvd

San Diego, CA 92121

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Lpath, Inc. (the “Company”) is filing a Registration Statement on Form S-4 (Registration No. 333- 214059) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Matthew S. Crawford
Name: Matthew S. Crawford